Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to Registration Statement No. 333-171550 on Form S-1 of our report dated March 2, 2011 relating to the consolidated financial statements of Goldrich Mining Company as of December 31, 2010 and 2009 and for the years then ended, and from inception (March 26, 1959) through December 31, 2010, which appears in such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DeCoria, Maichel & Teague, P.S.

Spokane, Washington

June 27, 2011